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                                                                   EXHIBIT 10.39

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                SUPPLY AGREEMENT

         This supply agreement is entered into as of April 15, 1998, (the "Effective Date") between Organon Teknika Corporation ("TEKNIKA"), a Delaware corporation, with its principal offices at 100 Akzo Avenue, Durham, North Carolina, and CancerVax, Inc. ("CANCERVAX"), a California corporation, with its principal offices at 802 84th Avenue NE, Medina, Washington (each singularly a "Party" and collectively the "Parties") with reference to the following:

                                    RECITALS

         WHEREAS, Teknika manufactures BCG, as defined below, and

         WHEREAS, CancerVax is performing research and development in the field of vaccines for human cancers and is interested in purchasing BCG from Teknika for use in clinical trials and possible commercial sales of such vaccines; and

         WHEREAS, Teknika is willing to sell BCG to CancerVax for such purposes;

         THEREFORE, the parties agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

         1.1 "AFFILIATE" means any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by, or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling, or under common control with a party to this Agreement. For example, Akzo Nobel, N.V. is an Affiliate of Teknika pursuant to this definition.

         1.2 "AGREEMENT" means this Supply Agreement, including any exhibits, schedules or other attachments thereto, as any of the foregoing may be validly amended and agreed to in writing by the Parties from time to time.

         1.3 "COMMERCIAL INTRODUCTION" means the date of first commercial sale (other than for purposes of obtaining regulatory approval) of a Melanoma Vaccine by CancerVax, Inc.

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         1.4      "EFFECTIVE DATE" is defined in the introductory paragraph.

         1.5 "cGLPs" means the current Good Laboratory Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 58 et sea., as amended from time to time.

         1.6 "cGMPs" means the current Good Manufacturing Practices for Finished Pharmaceuticals pursuant to 21 C.F.R. 210 et seci., as amended from time to time.

         1.7      "BCG" means Bacillus Calmette Guerin.

         1.8 "BCG REQUIREMENTS" means the quantity of BCG in doses which CancerVax may require for all research and development, pre-clinical and human clinical testing of Melanoma Vaccines and, after Commercial Introduction, for Melanoma Vaccines for commercial sales.

         1.9 "KNOW-HOW" means materials, data, results, formulae, designs, specifications, methods, processes, improvements, techniques, ideas, discoveries, technical information, process information, clinical information and any other information, whether or not any of the foregoing is patentable, which is confidential (in accordance with Section 3 hereof) and proprietary to Teknika now or hereafter during the Term of this Agreement, related to the development, manufacture, use or sale of BCG in connection with the development, manufacture, use or sale of any Melanoma Vaccine, provided however, that the term "Know-how" shall not include any of the foregoing that is subject to proprietary rights of third parties.

         1.10 "MELANOMA VACCINE" means the CVAX-M vaccine or vaccines employing the CVAX-M antigen structure (whether alone or in combination) for the prevention or treatment of human cancers.

         1.11 "MANUFACTURE" OR "MANUFACTURING PROCESS" means the aseptic-storage, handling, production, processing and packaging of BCG in accordance with this Agreement.

         1.12 "MANUFACTURING YEAR" means each calendar year commencing after the Effective Date.

         1.13 "PARTY" and "PARTIES" are defined in the introductory paragraph.

         1.14 "TEKNIKA" means Organon Teknika Corporation, a Delaware corporation, its Affiliates and its successors and permitted assigns.

         1.15 "SPECIFICATIONS" means those product requirements defined in Teknika's FDA Product License.

         1.16     "TERM" is defined in Section 4.1.

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         1.17     "CANCERVAX" means CancerVax, Inc., a California corporation, its Affiliates and its permitted successors and assigns.

         1.18     "FDA" means the U.S. Food and Drug Administration.

2.       MANUFACTURE AND SUPPLY.

         2.1 GENERAL. CancerVax agrees that Teknika shall have the exclusive right and obligation during the Term to Manufacture and supply to CancerVax one hundred percent (100%) of its reasonable BCG Requirements for purposes of research and development, pre-clinical studies and human clinical trials and commercial sales of Melanoma Vaccines. Teknika hereby agrees, at its sole expense, to commit all reasonably necessary facilities, appropriately trained personnel, machinery, equipment, utilities and other Teknika resources required to satisfy its obligations under this Agreement. Nothing herein, however, shall be deemed to require Teknika, other than as it may decide in its sole discretion, to expand beyond its current BCG Manufacturing facility. It is further understood that if for reasons beyond its reasonable control, Teknika is unable to fill all orders for BCG which it receives, then Teknika may equitably apportion the supply of BCG among all orders it receives and fill such orders partially without being in breach of this Agreement.

         2.2      TEKNIKA TRANSFER PRICE OF BCG.

         With respect to each and every Melanoma Vaccine, Teknika shall, subject to the forecasts and purchase order provisions of Section 2.4 below, Manufacture and supply one hundred percent (100%) of BCG Requirements of such Melanoma Vaccine (i.e., for IND BCG, Pivotal Trial BCG, and Commercial Sale BCG as defined in Section 2.3. Teknika agrees to supply IND BCG at a transfer price of [***] per dose. [***]

         2.3 TEKNIKA'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Teknika hereby represents and warrants to CancerVax as follows:

                  (a) PRE-CLINICAL STUDY AND HUMAN CLINICAL TRIAL USE. Teknika shall exercise diligent efforts to Manufacture all reasonable BCG Requirements for use in any vaccine used in connection with any pre-clinical study or human clinical trial of any Melanoma Vaccine (the "IND BCG") (i) in compliance with (A) this Agreement, (B) all Specifications, and (C) all applicable laws and regulations, including but not limited to

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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cGMPs to the extent applicable, and (ii) in a Teknika facility holding all applicable licenses in the jurisdiction of Manufacture.

                  (b) PIVOTAL CLINICAL TRIALS. Teknika shall manufacture all BCG Requirements provided for herein for use in any vaccine used in connection with pivotal (Phase II and/or Phase III) clinical trials (the "Pivotal Trial BCG") and shall supply same to Cancervax upon Cancervax providing Teknika with the pertinent protocols which identify the quantity of Pivotal Trial BCG, at no charge per dose, up to the amount of doses required by said protocols.

                  (c) COMMERCIAL USE. Teknika shall Manufacture all BCG Requirements provided for herein for use in the commercialization of any Melanoma Vaccine (the "Commercial Sale BCG") (i) in compliance with (A) this Agreement, (B) all Specifications, and (C) all applicable laws and regulations, including but not limited to cGMPs to the extent applicable, and (ii) in a Teknika facility holding all applicable licenses in the jurisdiction of Manufacture. [***]

                  (d) CERTIFICATE OF ANALYSIS: NON-COMPLYING BCG. Before, during and after Manufacture of BCG Requirements, as applicable, Teknika shall obtain samples, monitor the Manufacturing Process and the environment of such Manufacture, and keep such technical books and records of all of the foregoing as are required under the Specifications and Procedures and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate and applicable). Teknika shall test each lot of BCG Requirements manufactured for CancerVax or as required under the Specifications. Together with each such lot of BCG Requirements, Teknika shall provide a written certificate of analysis which shall set forth the results of such testing by Teknika and Teknika's quality control approval of such lot of BCG Requirements. Teknika's obligations under this Section 2.3(d) shall be performed at Teknika's sole expense. CancerVax shall be entitled to test any such BCG Requirements in accordance with the Specifications, at CancerVax's sole expense. Without limiting any of CancerVax's other rights or remedies under this Agreement with respect to any BCG Requirements supplied hereunder that do not comply with applicable representations and warranties under this Section 2.3, and provided Teknika reasonably confirms CancerVax's test results, the Parties agree that; (i) CancerVax shall not be obligated to pay Teknika the transfer price applicable to such non-complying BCG Requirements; (ii) if CancerVax has already paid for such non-complying BCG Requirements, CancerVax shall be entitled to a credit against future purchases for the amount paid to Teknika therefor; (iii) Teknika shall, on a priority basis, Manufacture and supply to CancerVax, as applicable, replacement BCG Requirements in full compliance with this Section 2.3; and (iv) Teknika shall bear the reasonable cost of returning or destroying the non-complying BCG Requirements.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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         2.4      PROCEDURES FOR ESTIMATING, ORDERING AND SUPPLYING - BCG
REQUIREMENTS.

         Subject to the other terms of this Agreement:

                  (a) ANNUAL DEMAND FORECAST FOR EACH MANUFACTURING YEAR. Upon execution hereof, CancerVax will provide Teknika with a written rolling forecast of BCG Requirements for each month of calendar year 1998, which shall be binding as to the first three (3) months and non-binding as to the remaining nine (9) months. Thereafter, CancerVax shall provide, by the end of each calendar month, an updated rolling forecast for the twelve (12) calendar months beginning three (3) months thence, the first three (3) months of which shall be considered as binding.

                  (b) PURCHASE ORDERS. CancerVax shall place a firm purchase order or purchase orders with Teknika setting forth (i) the quantities of BCG Requirements to be supplied hereunder, (ii) the requested schedule for delivery from Teknika of such BCG Requirements, and (iii) instructions for shipping and packaging. The first such purchase order shall be placed upon execution of this Agreement and each succeeding firm purchase order shall be submitted no less than 120 days in advance of the first requested date of delivery thereof. Subject to the other terms of this Agreement, CancerVax shall be obligated to place firm purchase orders with Teknika for, and Teknika hereby commits to Manufacture and supply hereunder pursuant to such firm purchase orders, one hundred percent (100%) of the amount of BCG Requirements in the binding portion of each twelve (12) month forecast under Section 2.4(a); provided, however, that: (A) the Parties may mutually agree in writing to amend any such firm purchase order; (B) Teknika in its discretion may agree to Manufacture and supply hereunder additional amounts of BCG Requirements in excess of the then-binding amount, provided that CancerVax places firm purchase order(s) for such excess BCG Requirements on a timely basis; (C) Teknika shall not be obligated to accept any purchase orders for BCG Requirements that exceed the binding forecasts by CancerVax, and (D) Teknika agrees to provide CancerVax with as much advance written notice as possible (and in any case at least thirty (30) days' written advance notice) if Teknika determines that any scheduled delivery of BCG Requirements pursuant to any purchase order will be delayed by more than fifteen (15) days for any reason of which Teknika becomes aware.

         2.5      SUPPLY.

                  a) ASSURANCE OF SUPPLY. CancerVax and Teknika will cooperate to anticipate CancerVax's long-term BCG Requirements, and Teknika and CancerVax will take reasonable measures to assure that CancerVax's BCG Requirements can be met, which measures may include the maintenance of adequate safety stocks of BCG by Teknika and CancerVax.

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                  b)       REDUCED DOSE SUPPLY. Teknika agrees that once a
Melanoma Vaccine has been approved for sale by FDA or a corresponding foreign regulatory agency, it will, upon written request of CancerVax, use diligent efforts to develop a reduced dosage form of Commercial Sale BCG for introduction by CancerVax provided such development, in the opinion of Teknika, is scientifically and commercially feasible. CancerVax would however be responsible for the conduct and expense of all clinical trials related to the reduced dose form of the Melanoma Vaccine.

                  c) In the event Teknika sells, transfers or otherwise ceases the Manufacture of BCG for any reason, other than as expressed in Section 7.6, Teknika shall use reasonable efforts to supply CancerVax with CancerVax's best estimate of a two (2) year supply of BCG Requirements and will provide CancerVax with reasonable prior notice of such event.

         2.6. REGULATORY APPROVAL OF MANUFACTURING. Teknika shall be solely responsible, at its sole cost and expense, for obtaining all necessary regulatory approvals particular to the Manufacture and supply of BCG Requirements, but Teknika makes no representation that BCG shall be suitable for use in any vaccine. CancerVax shall advise Teknika of any new Specifications required by the FDA or the Federal Food, Drug and Cosmetic Act (or the equivalent regulatory authority or law in other countries) with respect to any Melanoma Vaccine. Teknika shall not modify in any manner any Specifications without CancerVax's prior written consent (which consent shall not be unreasonably withheld); provided, however, Teknika shall not be limited in making modifications or changes to BCG to improve the performance of BCG in its current usages approved by the FDA. No such changes shall be implemented unless required by the FDA without at least six (6) months' written notice to CancerVax.

         2.7 REGULATORY FILINGS. Without limiting the generality of the foregoing, for purposes of supporting all pre-clinical studies and human clinical trials and all regulatory filings, applications and approvals on the part of CancerVax with respect to any Melanoma Vaccine, Teknika hereby agrees that on an on-going basis during the Term: (1) Teknika shall permit CancerVax to reference Teknika's drug master file and/or Investigational New Drug Applications (IND's) for BCG with the United States Food and Drug Administration; (ii) to the extent not subject to the proprietary rights of third parties, Teknika shall provide CancerVax with all pre-clinical and clinical data, results and other relevant information with respect to BCG (including but not limited to information regarding the toxicity, safety and stability of BCG) that is (A) submitted by Teknika in connection with any Investigational New Drug application or other regulatory filing with respect to BCG from time to time during the Term or (B) otherwise in Teknika's possession from time to time during the Term; and (iii) a Teknika representative, at CancerVax's request, shall attend periodic meetings to discuss the progress of clinical trials of any Melanoma Vaccines. CancerVax will reimburse Teknika for the foregoing assistance only (i) for its reasonable out-of pocket expenses, including but not limited to

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travel, and (ii) Teknika's fully burdened costs of performing technical studies or engaging outside services subject to the prior approval of CancerVax.

                  a) ADVERSE EVENTS REPORTING. On an on-going basis during the Term and for at least ten (10) years after the expiration or termination of this Agreement, each Party agrees to provide the other Party with any written information in its possession which indicates adverse effects in humans associated with BCG or any products using BCG.

         2.8      TEKNIKA RECORDKEEPING AND INSPECTION.

                  (a) TECHNICAL RECORDS. With respect to any Manufacture and supply of BCG Requirements, Teknika shall, at its expense, keep properly completed technical books and records, test data and reports as required under the Specifications and all applicable laws and regulations, including but not limited to cGLPs or cGMPs (as appropriate), and in any case shall maintain such technical Information for at least two (2) years from the expiration date of the relevant Melanoma Vaccine or longer if required under applicable laws and regulations (including but not limited to cGLPs and cGMPs, as applicable). During regular business hours and upon reasonable advance written request, Teknika shall make any such technical information available to CancerVax for Inspection.

                  (b) QUALITY AUDIT. Upon submission of a proposal by CancerVax which is approved by Teknika, Teknika shall permit CancerVax to audit, in cooperation with Teknika's personnel, production, packaging, and quality control facilities of Teknika and any of its significant suppliers as they relate to Manufacture of BCG to allow CancerVax to verify Teknika's compliance with its responsibilities under this Agreement. All confidential information disclosed thereunder shall be held in confidence by CancerVax in accordance with
Article 3 below.

         2.9      LIABILITY.

                  (a) INDEMNIFICATION BY CANCERVAX. Except as otherwise provided in Sections 2.9 (b) or (c), CancerVax will defend, indemnify and hold harmless Teknika against any and all claims, actions, liabilities, damages, losses, costs or expenses, including reasonable attorney's fees, based upon or arising out of the manufacture, sales or use of any Melanoma Vaccine by CancerVax, provided that Teknika gives CancerVax prompt notice thereof in writing, permits CancerVax to control the investigation, preparation and defense thereof (including any compromise or settlement thereof and any appeal) and provides reasonable assistance to CancerVax, at CancerVax expense, in that regard.

                  (b) LIABILITY. Each Party assumes full responsibility and liability for any injury, damage or expense which it or its employees, agents and invitees incur and

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which arise from its manufacture, handling and use of BCG or Melanoma Vaccines, except to the extent such injury, damage or expense arises from the negligence or willful misconduct of the other Party.

                  (c) INDEMNIFICATION BY TEKNIKA. Except as otherwise provided in Sections 2.9 (a) or (b) Teknika will defend, indemnify and hold harmless CancerVax against any and all claims, actions, liabilities, damages, losses, costs or expense (including reasonable attorneys' fees) including without limitation expenses of total or partial product recalls in connection with the manufacture, use or sale of Melanoma Vaccines (i) based upon the gross negligence or willful misconduct of Teknika or its employees arising out of the Manufacture or shipment of BCG Requirements by Teknika or (ii) the failure of Teknika to comply with governmental regulations with respect to BCG, provided that CancerVax gives Teknika prompt notice thereof in writing, permits Teknika to control the investigation, preparation and defense thereof (including any compromise or settlement thereof and any appeal) and provides reasonable assistance to Teknika, at Teknika's expense, in that regard.

3.       CONFIDENTIALITY.

         3.1. Each party agrees to take such steps and, when necessary to protect the rights of the other, shall cause its employees and agents and its Affiliates employees and agents, to take such steps as are reasonably required to protect and keep confidential, and shall not use, publicize or otherwise disclose to third parties other than Affiliates, Confidential Information (as defined below) of the other party, which was acquired from the other party pursuant to this Agreement, including, without limitation, following procedures designed to limit access of such information to those persons having a need to know it. The parties agree not to disclose or use such Confidential Information except as they may be entitled to do so or if necessary pursuant to or in the performance of this Agreement.

         3.2 The obligation of confidentiality and restriction on use imposed by the foregoing Section 3.1 shall not apply to any particular item of Confidential Information that:

                  3.2.1 is known or generally available, or subsequently becomes known or generally available, to the public, or is otherwise at the time of disclosure or subsequently becomes part of the public domain, whether by printed publication or otherwise through no fault of the receiving parties;

                  3.2.2 the receiving party can demonstrate by competent evidence, based in substance upon writings and/or physical evidence,
         (i) was known to the receiving party at the time of receipt or (ii) is furnished to the receiving party without obligation of confidentiality or non-use by a third party, either before or after the time of its disclosure by the disclosing party, which third party is not

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         restricted by a confidential undertaking to the disclosing party at the time of the disclosure;

                  3.2.3 the receiving party can demonstrate by competent evidence, based in substance upon writings and/or physical evidence, has been developed independently for the receiving party by persons not having access to the Confidential information; or

                  3.2.4 is the Confidential Information of the disclosing party and that the disclosing party discloses to a non-Affiliate party without restriction.

         3.3 The obligations of confidentiality and restriction on use under this Article 3 shall continue to be binding upon the parties for a period of five years following termination of this Agreement.

         3.4 Either party may also disclose Confidential Information disclosed to it by the other party to the extent, and only to the extent, such disclosure is necessary for such party to comply with court orders or other due process of law or with applicable governmental laws or regulations The party that desires to so disclose Information shall give the other party reasonable advance notice of any such proposed disclosure pursuant to such compliance with law or regulation, shall use its best efforts to secure confidential treatment of the Information thus disclosed, and shall advise the other party in writing of the manner in which that was done.

         3.5 For purposes of this Agreement, Confidential Information shall mean: (a) data, inventions, Information, processes, know-how, patent applications, trade secrets and similar intellectual property rights of a party, including, without limitation, the original and copies of all documents, inventions, laboratory notebooks, drawings, specifications, devices, equipment, prototype models and tangible manifestations embodying any technology disclosed hereunder, (b) a party's customer lists and marketing, sales, costs, royalty and similar information related to the manufacture or sale of BCG or other part of the Parties' business, and (c) any other information disclosed in writing and marked as "Confidential Information" or, if disclosed orally, reduced to writing and marked as "Confidential Information" and submitted within thirty (30) days of the original oral disclosure.

         3.6 PERMITTED DISCLOSURES. Each Party may disclose the other Party's information to the extent such disclosure is reasonably necessary in prosecuting or defending litigation, filing, prosecuting or maintaining patent applications or patents, complying with applicable laws or regulations, or, in the case of CancerVax, conducting pre-clinical or clinical trials or preparing or filing regulatory filings with respect to Melanoma Vaccines; provided, however, that if a Party is required to make any disclosure of the other Party's information furnished pursuant to this Agreement, it will give reasonable advance notice of such disclosure requirements to the other Party and,

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except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information required to be disclosed.

4.       TERM/TERMINATION.

         4.1 TERM. The term of this Agreement shall be for one (1) year from the Effective Date and will renew automatically for successive 12 month periods unless sooner terminated as provided in this Article 4.

         4.2 MATERIAL BREACH. Subject to Section 7.6, failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to make good such default. If such default is not cured within sixty (60) days after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it by law or in equity, to terminate this Agreement effective upon written notice to the other Party. The right of a Party to terminate this Agreement, as herein above provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

         4.3 INSOLVENCY OR BANKRUPTCY. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, in whole or in part as the terminating Party may determine, effective upon written notice to the other Party, in the event the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party for all or a substantial part of its property, or any case or proceeding shall have been commenced seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, disdain or similar process against, any substantial part of the property of the other Party, and any such event shall have continued for sixty (60) days undismissed, unbounded and undischarged.

         4.4 ACCRUED RIGHTS, SURVIVING OBLIGATIONS: PARTNERS. Expiration or any termination of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration or termination. Such expiration or termination shall not relieve either Party from obligations which are expressly indicated to survive expiration or termination of this Agreement, which obligations include, without limitation, those under Sections 2.8 or 2.9, or Articles 3, 5 and 6.

         4.5 Termination. In the event CancerVax ceases to produce the Melanoma Vaccine and does not purchase BCG from Teknika pursuant to this Agreement for

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ninety (90) days, either Party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other. In the event CancerVax does not purchase its full BCG Requirements from Teknika, or fails to purchase any BCG for a period of six (6) months, Teknika may terminate this Agreement upon written notice to CancerVax.

5.       TEKNIKA REPRESENTATIONS AND WARRANTIES.

         5.1      Teknika represents and warrants that:

                  (a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by Teknika;

                  (b) the performance by Teknika of any of the terms and conditions of this Agreement on its part to be performed does not and will not constitute a breach or violation of any other agreement or understanding, written or oral, to which it is a party;

                  (c) To the best of Teknika's knowledge, there are no adverse proceedings, claims or actions pending, or threatened, relating to BCG and at the time of disclosure and delivery thereof to CancerVax and Teknika shall have the full right and legal capacity to disclose and deliver BCG without violating the rights of third parties.

         5.2 DISCLAIMER. EXCEPT AS EXPRESSLY WARRANTED HEREIN, TEKNIKA MAKES NO WARRANTIES AS TO BCG OR BCG REQUIREMENTS. TEKNIKA HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES AS TO MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Teknika does not warrant the suitability of BCG for use in connection with any vaccine prepared by CancerVax and CancerVax acknowledges that it relies on its own judgment in determining the suitability of BCG Manufactured by Teknika for such purpose. Notwithstanding any other terms of this Agreement, Teknika shall not be liable to CancerVax for any incidental, special or consequential damages arising out of or in connection with the Manufacture, use or supply of BCG by Teknika under this Agreement.

6.       ARBITRATION.

         Any dispute, controversy or claim between the Parties, arising out of or relating to this Agreement or the Parties' respective rights and obligations hereunder either during or after the Term (including the question as to whether any such matter is arbitrable) shall be subject to binding arbitration in accordance with then-existing commercial arbitration rules of the American Arbitration Association. The Parties agree that, in the course of any such arbitration, service of any notice at their respective addresses in accordance with Section 7.11 of this Agreement shall be valid and sufficient, and any arbitration hereunder shall be in the jurisdiction of the defendant Party, which in the case of CancerVax shall be California and in the case of Teknika

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shall be North Carolina. In any such arbitration, an award shall be rendered by a majority of the members of a board of arbitration consisting of three (3) members, one (1) of whom shall be chosen by each of CancerVax and Teknika and the third of whom shall be appointed by mutual agreement of such two (2) arbitrators. In the event of failure of such two (2) arbitrators to agree within sixty (60) days after the commencement of arbitration (as defined below) upon appointment of the third arbitrator, or, in the event that either Party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceedings, the third arbitrator or (upon request of the other Party) the second arbitrator and the third arbitrator, as the case may be, shall be appointed by the American Arbitration Association in accordance with its then existing commercial arbitration rules. For purposes of this Section, the "commencement of the arbitration proceeding" shall mean the date upon which the defendant Party receives from the American Arbitration Association a copy of the request for arbitration filed by the Party desiring to have recourse to arbitration. The decision of the arbitrators shall be in writing and shall set forth the basis therefor. The Parties shall abide by all awards rendered in arbitration proceedings, and such awards may be enforced and executed upon in any court having jurisdiction over the Party against whom enforcement of such award is to be sought. The Parties shall divide equally the administrative charges, arbitrators' fees, and related expenses of arbitration, but each Party shall pay its own legal fees incurred in connection with any such arbitration; provided, however, if the arbitrators determine that one Party prevailed clearly and substantially over the other Party, then the non-prevailing Party shall also pay the reasonable attorneys' fees and expert witness costs and other arbitration costs of the prevailing Party.

7.       MISCELLANEOUS PROVISIONS.

         7.1 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, distributorship, agency employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

         7.2 ASSIGNMENTS. Neither Party shall assign any of its rights or obligations hereunder or this Agreement, except that either Party may do so: (a) as incident to the merger, consolidation, reorganization or acquisition of stock or assets affecting substantially all of the assets or voting control of such Party; (b) to any Affiliate, if such Party remains liable and responsible for the performance and observance of all of the Affiliate's duties and obligations hereunder; (c) with the prior written consent of the other Party; or (d) as incident to an agreement between CancerVax and a major corporate partner, who is not a competitor to Teknika in any other FDA-approved applications of BCG. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to

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

carry out the intent of this Agreement. Any assignment not in accordance with this Section 7.2 shall be void.

         7.3 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         7.4 NO NAME OR TRADEMARK RIGHTS. Except as otherwise provided herein, no right, express or implied, is granted by this Agreement to use in any manner the names Teknika" or "CancerVax" or any contraction thereof or any other trade name or trademark of Teknika (including Tice) or CancerVax in connection with the performance of this Agreement.

         7.5 PUBLIC ANNOUNCEMENT. Except as may otherwise be required by applicable law or regulation, neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other Party (not to be unreasonably withheld).

         7.6 FORCE MAJEURE. If any default or delay occurs which prevents or materially impairs a Party's performance and is due to a cause beyond the Party's reasonable control, including but not limited to any act of any god or demon, flood, fire, explosion, earthquake, casualty, accident, war, revolution, civil commotion, blockade or embargo, injunction, law, proclamation, order, regulation or governmental demand, the affected Party promptly shall notify the other Party in writing of such cause and shall exercise diligent efforts to resume performance under this Agreement as soon as possible. Neither Party shall be liable to the other Party for any loss or damage due to such cause. Neither Party may terminate this Agreement because of such default or delay.

         7.7 ENTIRE AGREEMENT OF THE PARTIES: AMENDMENTS. This Agreement, including the exhibits attached hereto which are incorporated herein, constitutes and contains the entire understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements, whether verbal or written, between the Parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the Parties.

         7.8 SEVERABILITY. In the event that any of the provisions of this Agreement shall for any reason be held by any court or authority of competent jurisdiction to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed to as nearly as possible approximate the intent of the Parties and, if unreformable, shall be divisible and deleted in such jurisdiction; elsewhere, this Agreement shall not be

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

affected so long as the Parties are still able to realize the principal benefits bargained for in this Agreement.

         7.9 CAPTIONS. The captions to this Agreement are for convenience only, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

         7.10 APPLICABLE LAW. This Agreement shall be governed by and interpreted for all purposes in accordance with the laws of North Carolina.

         7.11 NOTICE. All notices and other communications shall be deemed to have been duly given when delivered in person or by registered or certified mail (postage prepaid, returned receipt requested) to the respective parties as follows:

         If to CancerVax:

          CancerVax, Inc.
          802 84th Avenue NE
          Medina, Washington 98039

         If to Teknika:

          Organon Teknika Corporation
          100 Akzo Avenue
          Durham, North Carolina 27712
          Attn: President

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective corporate officers, duly authorized as of the day and year first above written.

ORGANON TEKNIKA CORPORATION                    CANCERVAX, INC.

By: /s/ Lloyd R. Moores                        By: /s/ Mark E. Lostrom
  ---------------------------                     ------------------------------
Name: Lloyd R. Moores                          Name: Mark E. Lostrom
Title: SR VP.                                  Title: ACTING PRESIDENT

 By: /s/ Robert S. Timmins
    ------------------------------
 Name: Robert S. Timmins
 Title: President

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